Exhibit 8.1

LIST OF SUBSIDIARIES

Subsidiary	Country of Incorporation
Dorian LPG Management Corp	Marshall Islands
Dorian LPG (USA) LLC	United States (Delaware)
Dorian LPG (UK) Ltd.	United Kingdom
CNML LPG Transport LLC	Marshall Islands
CJNP LPG Transport LLC	Marshall Islands
CMNL LPG Transport LLC	Marshall Islands
Grendon Tanker LLC	Marshall Islands
Comet LPG Transport LLC	Marshall Islands
Seacor LPG I, LLC	Marshall Islands
Seacor LPG II, LLC	Marshall Islands
Corsair LPG Transport LLC	Marshall Islands
Corvette LPG Transport LLC	Marshall Islands
Concorde LPG Transport LLC	Marshall Islands
Constellation LPG Transport LLC	Marshall Islands
Commander LPG Transport LLC	Marshall Islands
Dorian Shanghai LPG Transport LLC	Marshall Islands
Dorian Houston LPG Transport LLC	Marshall Islands
Dorian Amsterdam LPG Transport LLC	Marshall Islands
Dorian Barcelona LPG Transport LLC	Marshall Islands
Dorian Sao Paulo LPG Transport LLC	Marshall Islands
Dorian Cape Town LPG Transport LLC	Marshall Islands
Dorian Ulsan LPG Transport LLC	Marshall Islands
Dorian Monaco LPG Transport LLC	Marshall Islands
Dorian Explorer LPG Transport LLC	Marshall Islands
Dorian Exporter LPG Transport LLC	Marshall Islands
Dorian Dubai LPG Transport LLC	Marshall Islands
Dorian Geneva LPG Transport LLC	Marshall Islands
Dorian Tokyo LPG Transport LLC	Marshall Islands
Constitution LPG Transport LLC	Marshall Islands
Capricorn LPG Transport LLC	Marshall Islands